# American Housing Income Trust Appoints New Chief Executive Officer And President, And Completes Equity Private Offering

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American Housing Income Trust (PRNewsFoto/American Housing Income Trust, I)

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PHOENIX, Oct. 13, 2015 /PRNewswire/ -- American Housing Income Trust, Inc.,® a Maryland corporation ("AHIT" or the "Company") (OTCBB:AHIT) announced today that it has appointed Jeff Howard as Chief Executive Officer and President. The Company's Chairman of the Board, Sean Zarinegar, stated, "We are very pleased to welcome Jeff Howard as our new Chief Executive Officer and President. Mr. Howard brings over 25 years of experience to the Company. We believe his expertise will help us continue to demonstrate the scalability of our business model and opportunities in our markets."

"As a real estate investor in Arizona, Mr. Howard has purchased over 2,500 auction, bank owned, HUD, and homeowner default homes in last 12 years and grossed over $850M in sales since 2003," announced Mr. Zarinegar, "American Housing Income Trust is rapidly growing, and we are excited to have Jeff Howard on board in this capacity. His focus on developing proven methods to increase our business and portfolio should bring continued success to the company as well as to our investors."

"I am honored to step into the role as President and Chief Executive Officer for American Housing Income Trust," said Mr. Howard. "My vision is to pursue a strategy that puts us in a strong position with a balanced portfolio of homes serving geographically diverse areas in America. I am eager to connect with our shareholders and communicate our story as we embark together on this journey."

The Company further announced that it has closed its private stock offering of $3.00/share on October 12, 2015, resulting in $1,152,000 in new equity capital. Mr. Zarinegar announced, "The Company plans on utilizing this additional working capital towards our next steps as a public company and to develop new opportunities for growth consistent with our business plan and objectives."

**About American Housing Income Trust, Inc.**

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single family rentals in Arizona, Nevada and Texas and has plans to scale its operations nationally. American Housing Income Trust Inc. is listed on the Over-the-Counter Bulletin Board, or "OTCBB", as a compliant, fully reporting entity with the United States Securities and Exchange Commission. The Company's focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of its marketing strategy, it promotes the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. American Housing Income Trust Inc. has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, Arizona. For information on American Housing Income Trust, visit www.ahitrust.com (http://www.ahitrust.com/).

**Forward Looking Statement**

*This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements*

*and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.*

Contact: Monica Andreas, Executive Secretary, 623-551-5808, monica@ahitrust.com (mailto:monica@ahitrust.com)

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SOURCE American Housing Income Trust, Inc.

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http://www.ahitrust.com (http://www.ahitrust.com)